Exhibit 99.1
Health Benefits Direct Announces Third Quarter 2009 Financial Results
Radnor, PA — November 16, 2009 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the marketing, sales and administration of a range of insurance technology products, today announced its financial results for the third quarter ended September 30, 2009.
During the third quarter, the Company continued its previously announced restructuring activities. As part of these restructuring efforts, in the first quarter of 2009, the Company ceased selling health and life insurance products to individuals and families and disposed of a significant portion of its agency business, which is now classified as discontinued operations in the Company’s financial statements.
Third Quarter Highlights
•	Revenues from continuing operations of $1.5 million, compared to $1.4 million in the third quarter of 2008. The increase was due primarily to increased InsPro Technologies (formerly Atiam Technologies LLC) revenues from ASP, maintenance and licensing agreements.
•	Operating expenses for continuing operations of $3.7 million, compared to $3.0 million in the third quarter of 2008. The increase was primarily attributable to an increase in InsPro staffing and technology consultants to support current client requirements and growth plans.
•	Net loss from continuing operations of $2.2 million, compared to $1.7 million in the third quarter of 2008. This increase is consistent with the Company’s strategy to enhance InsPro Technologies’ capacity by increasing expenditures for marketing, sales, infrastructure and product development.
•	Total net loss from continued and discontinued operations of $1.4 million or ($0.03) per share, compared with total net loss of $1.7 million, or ($0.04) per share in the third quarter of 2008.
“We continue to make progress with our initiatives to further align our operations and cost structure with our promising technology business,” said Anthony Verdi, Acting Principal Executive Officer of Health Benefits Direct and Chief Financial Officer. “We realized an $800,000 net gain from discontinued operations in the third quarter as we continue to reduce expenses that are not essential to our core technology business.
“In conjunction with our plan to continue to invest in our promising subsidiary, InsPro Technologies, we are working on obtaining additional financing through a rights offering of up to $8 million, which will give all of our shareholders the opportunity to participate in an equity investment in the Company on the same economic terms as our private placements in 2008 and 2009,” Mr. Verdi concluded.

About Health Benefits Direct Corporation
Through its subsidiary, InsPro Technologies, Health Benefits Direct offers InsPro software, an internet-based marketing and administration system used by Insurance carriers and Third Party Administrators. Through its subsidiary, Insurint Corporation, Health Benefits Direct provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates real-time quotes from more than 100 health insurance carriers, life insurance carriers and carriers of related insurance products. www.healthbenefitsdirect.com
Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the growth potential of our technology platforms and obtaining additional financing through a rights offering to fund our operations. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Moreover, Health Benefits Direct cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in Health Benefit Direct’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on Health Benefits Direct’s website at www.healthbenefitsdirect.com. These documents are also available on the Securities and Exchange Commission’s website at www.sec.gov. Health Benefits Direct does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.
Contact:
Brandi Piacente
The Piacente Group
212-481-2050
brandi@tpg-ir.com
— financial tables to follow —

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,475,696	$1,426,160	$4,733,406	$4,120,950

Operating Expenses:
Salaries, employee benefits and related taxes	1,805,213	1,587,203	6,151,608	5,156,072
Advertising and other marketing	90,814	6,171	231,923	29,971
Depreciation and amortization	293,696	253,770	859,103	759,285
Rent, utilities, telephone and communications	201,700	149,299	613,017	469,541
Professional fees	942,010	715,080	2,449,555	1,773,352
Other general and administrative	372,011	337,786	1,088,244	1,129,043

	3,705,444	3,049,309	11,393,450	9,317,264

Loss from operations	(2,229,748)	(1,623,149)	(6,660,044)	(5,196,314)

Gain (loss) from discontinued operations	806,791	(118,548)	423,764	(2,245,592)

Other income (expense):
Interest income	4,771	14,384	27,082	67,119
Interest expense	(28,413)	(11,695)	(72,449)	(27,910)

Total other income (expense)	(23,642)	2,689	(45,367)	39,209

Net loss	$(1,446,599)	$(1,739,008)	$(6,281,647)	$(7,402,697)

Net loss per common share — basic and diluted:
Loss from operations	$(0.05)	$(0.04)	$(0.16)	$(0.13)
Gain (loss) from discontinued operations	0.02	(0.00)	0.01	(0.06)

Net loss per common share — basic and diluted	$(0.03)	$(0.04)	$(0.15)	$(0.19)

Weighted average common shares outstanding - basic and diluted	41,279,645	41,354,645	41,279,645	39,248,333

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash	$641,666	$1,842,419
Accounts receivable, less allowance for doubtful accounts $3,034 and $0	899,797	461,875
Tax receivable	5,615	31,290
Prepaid expenses	104,819	126,804
Other current assets	11,820	8,461

Total current assets	1,663,717	2,470,849

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation of $467,624 and $267,384	846,054	729,881
Intangibles, net of accumulated amortization of $1,616,345 and $1,021,187	1,293,914	1,911,461
Other assets	110,608	110,608

Total assets	$5,064,293	$6,372,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Note payable	$15,016	$—
Accounts payable	780,011	733,128
Accrued expenses	1,062,364	697,256
Current portion of capital lease obligations	123,004	89,297
Due to related parties	40,000	4,315
Deferred revenue	436,128	457,500
Liabilities of discontinued operations	2,305,272	2,238,315

Total current liabilities	4,761,795	4,219,811

LONG TERM LIABILITIES:
Capital lease obligations	246,057	209,511

Total long term liabilities	246,057	209,511

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; Series A convertible preferred stock; 3,437,500 shares authorized, 1,000,000 shares issued and outstanding (liquidation value $10,000,000))	1,983,984	—
Common stock ($.001 par value; 200,000,000 shares authorized; 41,279,645 shares issued and outstanding)	41,279	41,279
Additional paid-in capital	45,691,766	43,281,139
Accumulated deficit	(47,660,588)	(41,378,941)

Total shareholders’ equity	56,441	1,943,477

Total liabilities and shareholders’ equity	$5,064,293	$6,372,799

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(6,281,647)	$(7,402,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	859,103	759,285
Stock-based compensation and consulting	450,227	1,571,243
Loss on impairment of property and equipment of discontinued operations	416,764	88,922
Loss on impairment of intangible assets of discontinued operations	1,222,817	295,633
Gain on the disposal of property and equipment of discontinued operations	(227,763)	92,374
Provision for bad debt	2,489	63,851
Changes in assets and liabilities:
Accounts receivable	(440,411)	(212,914)
Tax receivable	25,675	(31,290)
Prepaid expenses	21,985	(55,822)
Other current assets	(3,359)	11,841
Other assets	—	1,722
Accounts payable	46,883	22,462
Accrued expenses	365,109	(397,953)
Due to related parties	(4,315)	(28,500)
Deferred revenue	(21,372)	(149,125)
Income tax payable	—	(157,288)
Liabilities of discontinued operations	(1,409,421)	(2,355,205)

Net cash used in operating activities	(4,977,236)	(7,883,461)

Cash Flows From Investing Activities:
Purchase of property and equipment	(304,664)	(409,352)
Proceeds from the sale of property and equipment of discontinued operations	11,495	27,000
Purchase of intangible assets and capitalization of software development	—	(291,847)

Net cash used in investing activities	(293,169)	(674,199)

Cash Flows From Financing Activities:
Gross proceeds from note	32,831	—
Payments on note payable	(17,816)	—
Gross proceeds from capital leases	155,055	193,498
Payments on capital leases	(84,801)	(23,979)
Gross proceeds from sales of preferred stock	4,000,000	—
Gross proceeds from sales of common stock	—	5,000,000
Fees paid in connection with offering	(15,617)	(70,238)

Net cash provided by financing activities	4,069,652	5,099,281

Net decrease in cash	(1,200,753)	(3,458,379)

Cash — beginning of the year	1,842,419	5,787,585

Cash — end of the period	$641,666	$2,329,206

# # #